Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-14397 and 333-143801 on Form S-8 of our report dated December 18, 2007, appearing in this Annual Report on Form 11-K of The Procter & Gamble Subsidiaries Savings Plan for the six month period ended June 30, 2007.

/s/ Deloitte & Touche LLP
Cincinnati, Ohio
December 18, 2007